UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 22, 2021, Republic Bancorp, Inc. (“Republic” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2021. Subsequent to the release of its preliminary earnings, and in conjunction with the preparation of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “10-Q”), the Company positively refined its estimate for its March 31, 2021 Allowance for Credit Losses for its Easy Advance (“EA”) loans based on better-than-expected payments on these loans the Company received from the U.S. Treasury through May 5, 2021. As a result, the Company recorded incremental decreases in its Allowance for Credit Losses on EAs and for its Provision for Expected Credit Loss Expense on EAs by $7.3 million for the first quarter of 2021. Refer to the below tables for a summary of the refinements to the results discussed above.

	Total Company Financial Performance Highlights
	Three Months Ended Mar. 31, 2021
(dollars in thousands, except per share data)	As Reported in 10-Q	Preliminary	$ Change	% Change

Income Before Income Tax Expense	$33,744	$26,398	$7,346	28%
Net Income	26,053	20,433	5,620	28
Diluted Earnings per Class A Common Share	1.25	0.98	0.27	28
Return on Average Assets	1.65%	1.30%	NA	27
Return on Average Equity	12.46	9.77	NA	28

Income Statement Data
	Three Months Ended Mar. 31, 2021
	As Reported in 10-Q	Preliminary

Net interest income	$67,780	$67,780

Provision for expected credit loss expense	15,262	22,608

Noninterest income	29,037	29,037

Noninterest expense:	47,811	47,811

Income before income tax expense	33,744	26,398
Income tax expense	7,691	5,965
Net income	$26,053	$20,433

Balance Sheet Data	As Reported in 10-Q	Preliminary
	Mar. 31, 2021	Mar. 31, 2021
Assets:
Cash and cash equivalents	$984,857	$984,857
Investment securities, net of allowance for credit losses	532,443	532,443
Loans held for sale	79,307	79,307
Loans	4,666,593	4,666,593
Allowance for credit losses	(75,336)	(82,682)
Loans, net	4,591,257	4,583,911
Federal Home Loan Bank stock, at cost	13,153	13,153
Premises and equipment, net	38,324	38,324
Right-of-use assets	41,911	41,911
Goodwill	16,300	16,300
Other real estate owned ("OREO")	2,015	2,015
Bank owned life insurance ("BOLI")	68,408	68,408
Other assets and accrued interest receivable	108,565	109,482
Total assets	$6,476,540	$6,470,111

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$2,276,348	$2,276,348
Interest-bearing	2,995,144	2,995,144
Total deposits	5,271,492	5,271,492

Securities sold under agreements to repurchase and other short-term borrowings	175,580	175,580
Operating lease liabilities	42,854	42,854
Federal Home Loan Bank advances	25,000	25,000
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	82,665	81,841
Total liabilities	5,638,831	5,638,007

Stockholders' equity	837,709	832,104
Total liabilities and stockholders' equity	$6,476,540	$6,470,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: May 6, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer